Exhibit 99.1

Ouster Announces Strong Operating Results for First Quarter 2025

Revenue of $33 million and GAAP gross margin of 41%

SAN FRANCISCO, CA – [May 8, 2025 at 4:10 PM ET] – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a global leader in high-performance lidar sensors and intelligent software solutions, powering Physical AI across the automotive, industrial, robotics and smart infrastructure sectors, announced today financial results for the three months ended March 31, 2025.

First Quarter 2025 Highlights

•	$33 million in revenue, up 26% year over year and 8% sequentially.

•	Shipped approximately 4,700 sensors for revenue.

•	GAAP gross margin of 41%, compared to 29% in the first quarter of 2024 and 44% in the fourth quarter of 2024.

•	Non-GAAP gross margin[1] of 46%, compared to 36% in the first quarter of 2024 and 44% in the fourth quarter of 2024.

•	Net loss of $22 million, compared to $24 million in the first quarter of 2024 and $24 million in the fourth quarter of 2024.

•	Adjusted EBITDA[1] loss of $8 million, compared to a loss of $12 million in the first quarter of 2024 and a loss of $10 million in the fourth quarter of 2024.

•	Cash, cash equivalents, restricted cash, and short-term investments balance of $171 million as of March 31, 2025.

“Our strong first quarter results demonstrate continued operational execution. We generated revenue of $33 million and gross margin of 41%, winning multimillion dollar deals across all four of our verticals. The thousands of sensors shipped each quarter and growing installed base of connected software solutions underscore our customers’ confidence in both our product performance and long-term roadmap.” said Ouster CEO Angus Pacala. “As a Physical AI company, Ouster offers advanced perception solutions powered by digital lidar combined with AI software to empower machines to perceive, understand, and interact with the physical world in real time.”

Ouster delivered quarterly revenue of $33 million, which includes revenue for certain patent royalty of approximately $2 million. Demand in the first quarter was primarily driven by customers in the industrial and automotive verticals for use cases in warehouse automation, yard logistics, and robotaxis. GAAP gross margin increased to 41%, an improvement of approximately 1,200 basis points year over year, resulting from higher revenues, favorable product mix, and the patent royalty. Non-GAAP gross margin increased to 46%, an improvement of approximately 1,000 basis points year over year. The patent royalty had a positive impact of approximately 300 basis points on GAAP and Non-GAAP gross margin. Non-GAAP gross margin excludes the impact of stock-based compensation expenses and certain other items outside of ordinary operations. The Company continues to work closely with customers to mitigate any disruptions resulting from the unpredictable geopolitical and macroeconomic environment.

Second Quarter 2025 Outlook

For the second quarter of 2025, Ouster expects to achieve $32 million to $35 million in revenue.

[1]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

Upcoming Investor Events

Ouster management will participate in the following upcoming investor event:

•	Craig-Hallum 22nd Annual Institutional Investor Conference – May 28, 2025 in Minneapolis, MN

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, May 8, 2025 to discuss its financial results and business outlook.

Interested parties may listen to a live webcast of the conference call. Registration for the webcast can be completed by visiting the following website: https://edge.media-server.com/mmc/p/uir6m4kc/. The webcast will be available for replay for at least 30 days after the conference call on Ouster’s investor website at https://investors.ouster.com/.

About Ouster

Ouster (Nasdaq: OUST) is a global leader in high-performance lidar sensors and intelligent software solutions, powering Physical AI across the automotive, industrial, robotics, and smart infrastructure sectors. Ouster’s technology delivers performance, reliability, and affordability to accelerate the adoption of autonomous systems at scale and drive meaningful improvements in safety, efficiency and sustainability. Ouster is headquartered in San Francisco, CA, with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding Ouster’s revenue guidance for the second quarter of 2025; future patent royalty revenues; anticipated new product launches and developments, Ouster’s use of artificial intelligence; Ouster’s future results of operations and financial position; the anticipated timing and development of Ouster’s next generation hardware and software solutions; increases in Ouster’s addressable market; the execution against the Company’s product roadmap and demand for products; Ouster’s mitigation of disruptions resulting from an unpredictable geopolitical and macroeconomic environment; and Ouster’s business objectives, plans, and market growth, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the substantial research and development costs needed to develop and commercialize new products; Ouster’s limited sales history and the ability to maintain confidence in the Company’s long-term business prospect among customers in target markets;

fluctuations in its operating results; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; market acceptance of lidar and Ouster’s forecasts for market growth; Ouster’s ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; Ouster’s ability to recruit and retain key personnel; its ability to complete or achieve the anticipated benefits of new acquisitions or investments; changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Ouster’s business, financial condition and results of operations; risks related to the use of AI tools by us and others; Ouster’s ability to adequately protect and enforce its intellectual property rights; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, once filed, and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Adjusted EBITDA is calculated as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, certain excess and obsolete expenses and loss on firm purchase commitments, amortization of acquired intangibles, depreciation expense, certain litigation expenses and gain on lease termination. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$53,984	$45,542
Restricted cash, current	731	722
Short-term investments	114,206	126,480
Accounts receivable, net	17,906	17,941
Inventory	15,105	16,417
Prepaid expenses and other current assets	16,659	12,750

Total current assets	218,591	219,852
Property and equipment, net	9,896	10,164
Operating lease, right-of-use assets	13,503	14,308
Unbilled receivable, non-current portion	6,047	10,133
Intangible assets, net	16,710	17,830
Restricted cash, non-current	1,835	1,835
Other non-current assets	2,005	2,026

Total assets	$268,587	$276,148

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,331	$6,288
Accrued and other current liabilities	39,985	30,591
Contract liabilities, current	27,374	34,351
Operating lease liability, current portion	7,272	7,196

Total current liabilities	84,962	78,426
Operating lease liability, non-current portion	11,693	13,054
Contract liabilities, non-current portion	2,999	2,538
Other non-current liabilities	990	1,219

Total liabilities	100,644	95,237

Commitments and contingencies
Stockholders’ equity:
Common stock	47	47
Additional paid-in capital	1,103,861	1,094,938
Accumulated deficit	(935,088)	(913,071)
Accumulated other comprehensive (loss) income	(877)	(1,003)

Total stockholders’ equity	167,943	180,911

Total liabilities and stockholders’ equity	$268,587	$276,148

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
Revenue	$32,632	$25,944	$30,092
Cost of revenue	19,149	18,519	16,909

Gross profit	13,483	7,425	13,183
Operating expenses:
Research and development	14,985	13,806	14,719
Sales and marketing	6,423	6,860	7,045
General and administrative	15,905	12,580	17,017

Total operating expenses	37,313	33,246	38,781

Loss from operations	(23,830)	(25,821)	(25,598)
Other income (expense):
Interest income	1,705	2,651	1,795
Interest expense	—	(741)	—
Other income, net	303	193	386

Total other income, net	2,008	2,103	2,181

Loss before income taxes	(21,822)	(23,718)	(23,417)
Provision for income tax expense	195	131	320

Net loss	$(22,017)	$ (23,849)	$(23,737)

Other comprehensive income (loss)
Changes in unrealized gain (loss) on available for sale securities	$46	$(459)	$(180)
Foreign currency translation adjustments	80	(172)	(679)

Total comprehensive loss	$(21,891)	$(24,480)	$(24,596)

Net loss per common share, basic and diluted	$(0.42)	$(0.55)	$(0.48)

Weighted-average shares used to compute basic and diluted net loss per share	52,488,199	43,454,127	49,958,448

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,017)	$(23,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,795	2,897
Loss on write-off and disposal of property and equipment and right-of-use asset impairment	16	—
Gain on lease termination	(65)	—
Stock-based compensation	8,498	9,404
Reduction of revenue related to stock warrant issued to customer	397	195
Amortization of right-of-use asset	1,245	1,150
Accretion or amortization on short-term investments	(822)	(1,486)
Change in fair value of warrant liabilities	(112)	21
Inventory write down	261	737
Recovery of doubtful accounts	(16)	(208)
Realized gain on available for sale securities	—	(275)
Changes in operating assets and liabilities:
Accounts receivable	4,137	6,089
Inventory	1,051	1,425
Prepaid expenses and other assets	(3,883)	(1,268)
Accounts payable	4,120	2,636
Accrued and other liabilities	8,691	(1,758)
Contract liabilities	(6,515)	60
Operating lease liability	(1,660)	(1,492)

Net cash used in operating activities	(4,879)	(5,722)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(552)	(1,382)
Purchase of short-term investments	(13,858)	(24,485)
Proceeds from sales of short-term investments	27,000	25,398

Net cash provided by (used in) investing activities	12,590	(469)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	28	109
Payments received (remitted) to fund employees tax obligation for vested RSUs	632	—
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	—	3,587
At-the-market offering costs for the issuance of common stock	—	(43)

Net cash provided by financing activities	660	3,653

Effect of exchange rates on cash and cash equivalents	80	(170)

Net increase (decrease) in cash, cash equivalents and restricted cash	8,451	(2,708)
Cash, cash equivalents and restricted cash at beginning of period	48,099	52,633

Cash, cash equivalents and restricted cash at end of period	$56,550	$49,925

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
GAAP net loss	$(22,017)	$(23,849)	$(23,737)
Interest income, net	(1,705)	(1,910)	(1,795)
Other income, net	(303)	(193)	(386)
Stock-based compensation expense(1)	8,498	9,404	8,841
Provision for income tax expense	195	131	320
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	—	572	(1,431)
Amortization of acquired intangibles(2)	1,120	1,754	1,342
Depreciation expense(2)	675	1,053	651
Litigation expenses(3)	5,793	1,296	6,494
Gain on lease termination	(65)	—	—

Adjusted EBITDA	$(7,810)	$(11,743)	$(9,701)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
Cost of revenue	$1,137	$913	$1,140
Research and development	4,305	4,188	4,181
Sales and marketing	1,106	1,400	1,147
General and administrative	1,950	2,903	2,373

Total stock-based compensation	$8,498	$9,404	$8,841

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
Cost of revenue	$924	$1,100	$915
Research and development	642	712	626
Sales and marketing	172	248	201
General and administrative	57	747	251

Total depreciation and amortization expense	$1,795	$2,807	$1,993

(3)

Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding litigation cases offset by the estimated amounts recoverable and recovered under insurance, indemnity and contribution agreements for such costs.

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
Gross profit on GAAP basis	$13,483	$7,425	$13,183
Stock-based compensation	1,137	913	1,140
Amortization of acquired intangible assets	457	464	467
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	—	572	(1,431)

Gross profit on non-GAAP basis	$15,077	$9,374	$13,359

Gross margin on GAAP basis	41%	29%	44%
Gross margin on non-GAAP basis	46%	36%	44%

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